United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023 (May 1, 2023)

GARDINER HEALTHCARE ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3107 Warrington Road Shaker Heights, Ohio	44120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 633-6708

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one redeemable warrant	GDNRU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share	GDNR	The Nasdaq Stock Market LLC
Redeemable warrants	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2023, Gardiner Healthcare Acquisitions Corp. (the “Company”) issued five unsecured promissory notes (each, a “Promissory Note” and, collectively, the “Promissory Notes”) to Payees (as defined below), pursuant to which the Company is entitled to borrow an aggregate of $425,000 for costs, fees and expenses related to the Company’s operations, including those relating to the preparation, negotiation and consummation of an intended Business Combination (as defined below). All unpaid principal under the Promissory Notes will be due and payable in full on the earlier of (i) June 27, 2023 (or such later extension date permitted by the Amended and Restated Certificate of Incorporation, as amended, of the Company (the “Certificate of Incorporation”) in the event the stockholders of the Company approve a further amendment to the Certificate of Incorporation to extend the period to consummate a business combination) (the “Maturity Date”) and (ii) the date on which the Company consummates an initial business combination (the “Business Combination”).

The Promissory Notes entered into by the Company were issued as follows: (i) to Seisun Capital PTY LTD (“Seisun Capital”) for a principal sum of $75,000; (ii) to Guy Spriggs Trust 12/16 (“Spriggs”) for a principal sum of $200,000; (iii) to Kent Rinker (“Rinker”) for a principal sum of $50,000; (iv) to Greg Sukenik (“Sukenik”) for a principal sum of $25,000; and (v) to Virginia Stack (“Stack” and, together with Seisun Capital, Spriggs, and Rinker, each a “Payee” and, collectively, the “Payees”) for a principal sum of $75,000.

A copy of the form of Promissory Note is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Convertible Note is qualified in its entirety by reference thereto.

Sponsor Support Agreement

In connection with entering into the Promissory Notes, on May 1, 2023, the Payees (with the exception of Stack), and Gardiner Healthcare Holdings, LLC, a Delaware limited liability company (“Gardiner Sponsor”), entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, Gardiner Sponsor agreed to assign and transfer to the Payees a certain number of shares of Common Stock owned by Gardiner Sponsor in accordance with the terms of such Sponsor Support Agreement, as an inducement for the Payees to make the loans contemplated by the Promissory Notes.

A copy of the Sponsor Support Agreement is filed with this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference, and the foregoing description of the Sponsor Support Agreement is qualified in its entirety by reference thereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

10.1	Form of Promissory Note.
10.2†	Sponsor Support Agreement, dated as of May 1, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain confidential information (indicated by brackets and asterisks) has been omitted from this exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gardiner Healthcare Acquisitions Corp.

Date: May 5, 2023	By:	/s/ Marc F. Pelletier
		Name:	Marc F. Pelletier
		Title:	Chief Executive Officer